EXHIBIT 23.2
                        ---------------------------------

                       Consent of Hill, Barth & King, LLC












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                                                                    Exhibit 23.2


            CONSENT OF HILL, BARTH & KING, LLC, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Certain Experts Retained by Bancshares of Florida" in the Registration Statement on Form SB-2 and related Prospectus of Bancshares of Florida, Inc. for the registration of 1,035,000 shares of its common stock and to the incorporation therein of our report dated January 31, 2002 relating to the financial statements of Bancshares of Florida, Inc. (formerly known as Citizens Bancshares of South Florida, Inc.) as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999.



                                                    /s/ Hill, Barth & King, LLC
                                                    Certified Public Accountants

Naples, Florida
January 24, 2003